Exhibit 99.1

Bluegreen Corporation Exploring Possible Initial Public Offering

FORT LAUDERDALE, Florida – August 22, 2017 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) announced today that Bluegreen Corporation (“Bluegreen”), its wholly-owned subsidiary, has confidentially submitted a draft registration statement on Form S-1 to the United States Securities and Exchange Commission relating to a possible initial public offering (“IPO”) of shares of Bluegreen’s common stock representing a minority interest in Bluegreen.  The price range and other terms of any IPO have not yet been determined and there is no assurance that an IPO will be pursued or completed.

This press release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended.  This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300

Email: LHinkley@BBXCapital.com

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